Exhibit 10.5

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is made in Beijing, China on December 4, 2017 by and among:

1.

Meili Auto (Beijing) Internet Technology Co., Ltd., a wholly foreign-owned enterprise registered in China with a registered address at Room 2003, Floor 20, Building 11, Wangjing Dongyuan Fourth Area, Chaoyang District, Beijing, PRC (hereinafter referred to as “Sole Corporation”);

2.	Zheng Weixi with an ID Card No. of 510212197809270821;

3.

Zhang Qiuhong with an ID Card No. of 320102195603130425; Zheng Weixi and Zhang Qiuhong shall hereinafter be referred to individually as “Existing Shareholder” or collectively as “Existing Shareholders”); and

4.

Beijing Feima Changyou Information Technology Co., Ltd., a limited liability company established and existing under the laws of China with a registered address at Room 322-10, Floor 3, Building 6 (North), Courtyard 1, Shuangqing Road, Haidian District, Beijing, PRC (hereinafter referred to as “Domestically-funded Company”).

In this agreement, the Sole Corporation, the Existing Shareholders and the Domestically-funded Company shall hereinafter be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

(1)

The Existing Shareholders hold 100% of the equities of the Domestically-funded Company. Zheng Weixi holds the equities corresponding to the registered capital of RMB 200,000 of the Domestically-funded Company, accounting for 20 % of the total equities of the Domestically-funded Company; Zhang Qiuhong holds the equities corresponding to the registered capital of RMB 800,000 of the Domestically-funded Company, accounting for 80 % of the total equities of the Domestically-funded Company.

(2)

The relevant parties signed a series of agreements, for example, the Sole Corporation and the Domestically-funded Company signed the Exclusive Technology Consulting and Service Agreement (“Exclusive Technology Consulting and Service Agreement”) on December 4, 2017, and the Sole Corporation and the Existing Shareholders signed the Equity Interest Pledge Agreement (“Equity Interest Pledge Agreement”) on December 4, 2017.

NOW, THEREFORE, the parties hereto, upon agreement reached through consultation, agree as follows:

1.	Equity Trading

1.1.

Grant of Right. The Existing Shareholders hereby irrevocably grant the Sole Corporation an irrevocable and exclusive right to purchase or to designate one or more persons (hereinafter referred to as “Designated Person”) to purchase all or part of the equities of the Domestically-funded Company held by the Existing Shareholders from the Existing Shareholders at any time subject to the permission of Chinese laws, in accordance with the exercise steps determined by the Sole Corporation itself and at the price stated in Article 1.3 of this Agreement (hereinafter referred to as “Equity Purchase Right”). Except for the Sole Corporation and the Designated Person, no other third party shall have the Equity Purchase Right. The Domestically-funded Company hereby agrees that the Existing Shareholders grant the Sole Corporation the Equity Purchase Right. For the purpose of this Article 1.1 and this Agreement, “person” means an individual, company, joint venture, partnership, enterprise, trust or non-corporate organization.

1.2.

Exercise Steps. The Sole Corporation shall, subject to the provisions of Chinese laws and regulations, exercise its Equity Purchase Right. When the Sole Corporation exercises the Equity Purchase Right, it shall send a written notice to the Existing Shareholders (hereinafter referred to as “Notice of Equity Purchase”), which shall state the following items: (a) the Sole Corporation’s decision to exercise the Equity Purchase Right; (b) the number of the equities that the Sole Corporation intends to purchase from the Existing Shareholders (hereinafter referred to as “Target Equity”); and (c) purchase date/equity transfer date.

1.3.

Equity Purchase Price. Unless the law requires assessment, the purchase price of the Target Equity (hereinafter referred to as “Equity Purchase Price”) shall be the lowest price allowed by Chinese laws and regulations when the equities are transferred.

1.4.	Transfer of the Target Equity. When the Sole Corporation exercises the Equity Purchase Right each time:

(a)

the Existing Shareholders shall cause the Domestically-funded Company to convene a shareholders’ meeting in a timely manner to adopt a resolution approving the transfer of the equities from the Existing Shareholders to the Sole Corporation and/or the Designated Person;

(b)

the Existing Shareholders shall enter into an equity transfer agreement with the Sole Corporation (or, where applicable, the Designated Person) in accordance with the provisions of this Agreement and the Notice of Equity Purchase;

(c)

the relevant parties shall sign all other required contracts, agreements or documents, obtain all required governmental approvals and consents, and take all necessary actions to transfer the effective ownership of the Target Equity to the Sole Corporation and/or the Designated Person without any security interest, and make the Sole Corporation and/or the Designated Person the registered owner of the Target Equity. For the purposes of this Paragraph (c) and this Agreement, “security interest” includes guarantee, mortgage, pledge, third party rights or interests, any share option, acquisition right, preemptive right, right of set-off, retention of ownership or other guarantee arrangements, etc. However, for the sake of clarity, security interest does not include any security interest arising under this Agreement or the Equity Interest Pledge Agreement.

2.	Undertakings on Equities

2.1.	Undertakings of the Domestically-funded Company. The Domestically-funded Company hereby undertakes that:

(a)

without the prior written consent of the Sole Corporation, the Domestically-funded Company will not supplement, change or modify its articles of association and other constitutional documents in any form, increase or decrease its registered capital, or otherwise change the structure of its registered capital;

(b)	the Domestically-funded Company will maintain its existence and prudently and effectively conduct its business and affairs in accordance with good financial and commercial standards and practices;

(c)

without the prior written consent of the Sole Corporation, the Domestically-funded Company will not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interests in any of its assets, business or incomes or allow the creation of any other security interest thereon at any time from the date of signing this Agreement;

(d)

without the prior written consent of the Sole Corporation, the Domestically-funded Company will not incur, inherit, guarantee or tolerate any debts, expect for (i) the debts arising in the normal or ordinary course of business rather than through borrowing; and (ii) the debts that have been disclosed to and agreed in writing by the Sole Corporation;

(e)

the Domestically-funded Company will always operate all businesses in the normal course of business in order to maintain the value of its assets and will not do any acts/omissions that may affect its operating status and the value of its assets;

(f)

without the prior written consent of the Sole Corporation, the Domestically-funded Company will not sign any major contracts (including but not limited to contracts with a value exceeding RMB 100,000), except for those signed in the normal course of business;

(g)	the Domestically-funded Company will not provide loans or credits to anyone without the prior written consent of the Sole Corporation;

(h)	the Domestically-funded Company will provide the Sole Corporation with all information on its operation and financial status, at the request of the Sole Corporation;

(i)

the Domestically-funded Company will purchase and maintain the insurances from the insurance company accepted by the Sole Corporation. The amount and types of the insurances maintained shall be the same as those of the insurances normally purchased by the companies operating similar businesses and possessing similar property or assets in the same region;

(j)	the Domestically-funded Company will not merge or combine with any person, or acquire any person or invest in any person without the prior written consent of the Sole Corporation;

(k)

the Domestically-funded Company will promptly notify the Sole Corporation of any litigation, arbitration or administrative proceedings related to its assets, business and incomes that occur or may occur;

(l)

the Domestically-funded Company will sign all necessary or appropriate documents, take all necessary or appropriate actions and make all necessary or appropriate charges or make necessary and appropriate defense against all claims to maintain its ownership of all of its assets;

(m)

without the prior written consent of the Sole Corporation, the Domestically-funded Company will not distribute dividends in any form, but shall immediately distribute all its distributable profits to its shareholders upon the request of the Sole Corporation; and

(n)	the Domestically-funded Company will appoint the persons designated or approved by the Sole Corporation as its directors according to the requirements of the Sole Corporation.

2.2.	Undertakings of the Existing Shareholders. The Existing Shareholders undertake that:

(a)

without the prior written consent of the Sole Corporation, the Existing Shareholders will not supplement, change or modify the articles of association and constitutional documents of the Domestically-funded Company in any form, increase or decrease the registered capital of Domestically-funded Company, or otherwise change the structure of the registered capital of the Domestically-funded Company;

(b)

without the prior written consent of the Sole Corporation, the Existing Shareholders will not sell, transfer, mortgage or otherwise dispose of the ownership or beneficial interests of and in any of their equities or allow the creation of any other security interest thereon at any time from the date of signing this Agreement, except for the pledge created on the equities of the Domestically-funded Company according to the Equity Interest Pledge Agreement;

(c)

without the prior written consent of the Sole Corporation, the Existing Shareholders will not approve any merger or association of the Domestically-funded Company with any person, or any acquisition or investment of or in any person by the Domestically-funded Company;

(d)	the Existing Shareholders will promptly notify the Sole Corporation of any litigation, arbitration or administrative proceedings that occur or may occur regarding the equities they own;

(e)	the Existing Shareholders will cause the shareholders’ meeting of the Domestically-funded Company to vote to approve the transfer of the Target Equity stipulated in this Agreement;

(f)

the Existing Shareholders will sign all necessary or appropriate documents, actively take all necessary or appropriate actions and/or make all necessary or appropriate charges or make necessary and appropriate defense against all claims to maintain their ownership of the Target Equity;

(g)	at the request of the Sole Corporation, the Existing Shareholders will appoint the persons designated or approved by the Sole Corporation as directors of the Domestically-funded Company;

(h)

upon the request of the Sole Corporation at any time, each Existing Shareholder shall unconditionally and immediately transfer its equities to the Sole Corporation or its designated representative at any time, and waiver its preemptive right to the transfer of the above equities by another Existing Shareholder;

(i)

the Existing Shareholders will strictly abide by the provisions of this Agreement and other contracts jointly or separately signed by the Sole Corporation, the Existing Shareholders and the Domestically-funded Company, earnestly perform their obligations under such contracts, and will not do any act/omission that may affect the validity and enforceability of such contracts;

(j)	the existing shareholders irrevocably undertake that they will be jointly and severally liable for their obligations under this Agreement.

3.	Representations and Warranties of the Existing Shareholders and the Domestically-funded Company

The Existing Shareholders and the Domestically-funded Company hereby jointly and severally represent and warrant to the Sole Corporation as follows on the date of signing this agreement and the date of each equity transfer:

3.1.

It has the authority and ability to sign and deliver this Agreement and any equity transfer agreement signed for each transfer of the Target Equity under this Agreement to which it is a party (individually, the “Transfer Agreement”), and to fulfill its obligations under this Agreement and any Transfer Agreement. Once it signs this Agreement and the Transfer Agreements to which it is a party, this Agreement and the Transfer Agreement will constitute legal, effective and binding obligations to it and can be enforced against it in accordance with the terms hereof and thereof.

3.2.

Neither the signing and delivery of this Agreement or any Transfer Agreement nor the performance of its obligations hereunder or thereunder will: (i) lead to a violation of any relevant Chinese laws; (ii) conflict with its articles of association or other constitutional documents; (iii) cause a breach of any contract or document to which it is a party or which is binding on it, or constitute a breach under any contract or document to which it is a party or which is binding on it; (iv) lead to a violation of any conditions relating to the grant and/or continued validity of any license or approval granted to it; or (v) cause any license or approval granted to it to be suspended or revoked or subject to conditions;

3.3.	The Existing Shareholders have good and marketable ownership of all assets. The Existing Shareholders have not created any security interest on the above assets;

3.4.

The Domestically-funded Company does not have any outstanding debts, except for (i) the debts incurred in the normal course of its business, and (ii) the debts disclosed to and agreed in writing by the Sole Corporation;

3.5.	The Domestically-funded Company has complied with all applicable laws and regulations; and

3.6.	There are no lawsuits, arbitration or administrative proceedings in progress or pending or likely to occur related to the equities, assets or other aspects of the Domestically-funded Company.

4.	Confidentiality

The parties hereto acknowledge and confirm that any oral or written information exchanged by each other in connection with this Agreement (hereinafter referred to as “Confidential Information”) is confidential. Each party hereto shall keep all the Confidential Information confidential and shall not disclose any Confidential Information to any third party without the written consent of the another party hereto, except for the information which (a) is or will be known to the public through no disclosure to the public by the receiving party without authorization; (b) is required to be disclosed by applicable laws or regulations; or (c) is required to be disclosed by either party hereto to its legal counsels or financial consultants with respect to the transaction hereunder, provided that such legal counsels or financial consultants shall also be subject to the confidentiality obligation similar to that stipulated in this Article 4. If any employee of or any organization employed by either party hereto disclose the Confidential Information without authorization, such party shall be deemed to have disclosed the Confidential Information without authorization and shall be liable for default in accordance with this Agreement. This Article 4 shall remain effective, regardless of the reason for termination of this Agreement.

5.	Taking Effect and Term

5.1.	This Agreement shall take effect on the date when the parties hereto affix their signatures hereon.

5.2.

This Agreement shall be valid for ten (10) years and the Sole Corporation may decide whether to extend the term of this Agreement. The extended term shall be decided by the Sole Corporation, and the Domestically-funded Company shall accept the same unconditionally.

6.	Termination

6.1.

Circumstances of Termination. The Sole Corporation shall always have the right to terminate this Agreement at any time by giving 30 days’ written notice to the other parties hereto, and the other parties hereto have no right to terminate this Agreement.

6.2.	Rescission and Modification. The Sole Corporation shall always have the right to rescind or modify this Agreement at any time.

6.3.	Clauses upon Termination. The rights and obligations of the parities hereto under Article 4 and Article 7 shall survive the termination of this Agreement.

7.	Liabilities for Default and Indemnification

7.1.

Liabilities for Default. The parties hereto agree and acknowledge that if either party hereto (“Defaulting Party”) materially violates any provision of this Agreement or materially fails to perform or delays in performing any of its obligations hereunder, the Defaulting Party shall be deemed to have committed a default hereunder (“Default”), and either party hereto that does not violates this Agreement (“Non-defaulting Party”) shall have the right to request the Defaulting Party to correct the Default or take remedial measures within the reasonable period. If the Defaulting Party still fails to correct the Default or take remedial measures within the reasonable period or within ten (10) days after the Non-defaulting Party notifies in writing the Defaulting Party of the Default, requesting the Defaulting Party to correct the Default, the Non-defaulting Party shall have the right to demand damages from the Defaulting party.

7.2.

Indemnification. The Existing Shareholders and the Domestically-funded Company shall fully indemnify the Sole Corporation from and against any losses, damage, obligations and / or expenses arising from any suits, claims or other requests asserted against the Sole Corporation to the extent that such suits, claims or requests incur as a result of or arise out of the performance of this Agreement, and hold harmless the Sole Corporation from and against any damage or loss caused to the Sole Corporation due to the acts of the Existing Shareholders or the Domestically-funded Company or any third party’s request due to the acts of the Existing Shareholders or the Domestically-funded Company.

8.	Applicable Law and Dispute Resolution

8.1.	Applicable Law. The formation, validity, interpretation and performance of this Agreement and the settlement of disputes hereunder shall be governed by the laws of China.

8.2.

Dispute Resolution. Any dispute arising from the interpretation and performance of this Agreement shall be settled by the parties hereto through friendly consultation. If such disputes cannot be settled within thirty (30) days after either party hereto sends a written notice to the other party hereto requesting a negotiated settlement, either party hereto may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in effect at that time. The place of arbitration shall be Beijing. The arbitration award shall be final and binding on the parties hereto.

9.	Change in Laws

After this Agreement comes into effect, if any legislative or administrative authorities of the central or local governments of China modify the provisions of any laws, regulations, rules or other normative documents of the central or local governments of China, including amending, supplementing or repealing or interpreting the existing laws, regulations, rules or other normative documents, or promulgating implementation measures or detailed rules (collectively, the “Amendments”), or promulgating new laws, regulations, rules or other normative documents (collectively, the “New Regulations”), the following shall apply as follows:

9.1.

If the Amendments or the New Regulations are more beneficial to either party hereto than the relevant laws, regulations, rules or other normative documents valid on the effective date of this Agreement (and the other party hereto will not be seriously and adversely affected by the Amendments or the New Regulations), the parties hereto shall apply to the relevant agencies (if necessary) in a timely manner to obtain the benefits generated from the Amendments or the New Regulations. The parties hereto shall use their best efforts to cause the above application to be approved.

9.2.

If the economic interests of the Sole Corporation hereunder are seriously and adversely affected due to the Amendments or the New Regulations, whether directly or indirectly, and the parties hereto cannot solve such adverse effects on the economic interests of the Sole Corporation according to the provisions of this Agreement, after the Sole Corporation notifies the other parties, the parties hereto shall promptly negotiate and make all necessary amendments to this Agreement to protect the economic interests of the Sole Corporation hereunder to the maximum extent.

10.	Force Majeure

10.1.

“Force Majeure Event” refers to events which are beyond the reasonable control of either party hereto and which still is unavoidable under the reasonable attention of the affected party, including but not limited to natural disasters, wars, riots, etc., provided that the insufficiency of the credit, funds or financing shall not be deemed as matters beyond the reasonable control of either party hereto. If the performance of this Agreement is delayed or obstructed due to any force majeure event, the party affected by the force majeure will not need to bear any liability hereunder only with respect to the part of the delayed or obstructed performance of this Agreement. The party affected by the force majeure event and seeking exemption from the performance responsibilities under this Agreement or any provisions hereof shall, as soon as possible, notify the other party hereto of such exemption, and inform the other party of the necessary steps for the completion of performance.

10.2.

The party affected by the force majeure event does not need to bear any responsibilities under this Agreement for the above delay or obstruction, provided that only if the affected party uses its reasonable and feasible efforts to perform this Agreement, the party seeking exemption from the performance responsibilities under this Agreement can obtain exemption from the performance responsibility, and the exemption from the performance responsibility is only limited to the part of the delayed or obstructed performance. Once the reasons for the above exemption are corrected and remedied, the parties hereto agree to use their best efforts to resume the performance under this Agreement.

11.	Miscellaneous

11.1.

Notice. Notices under this Agreement shall be sent by personal delivery, fax or registered mail. If a notice is sent by registered, the receipt date recorded on the return receipt of the registered mail shall be the delivery date, and if a notice is sent by personal delivery or fax, the sending date shall be the delivery date. If a notice is sent by fax, the original notice shall be sent by registered mail or personal delivery immediately after sending.

11.2.

Further Warranties. The parties hereto agree to promptly sign such documents and take such further actions as are reasonably necessary or advisable for the implementation of the provisions and purposes of this Agreement.

11.3.

Entire Agreement. Except for the written amendments, supplements or modifications to and of this Agreement made after the execution of this Agreement, this Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter set forth herein and supersede all previous oral and written negotiations, statements and contracts between the parties hereto relating to such subject matter.

11.4.	Headings. Headings of this Agreement are for convenience of reading only and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.5.	Taxes and Fees. Each party hereto shall bear its own taxes and fees incurred due to the signing and performance of this Agreement.

11.6.

Transfer. The Existing Shareholders or the Domestically-funded Company shall not transfer all of their/its rights and obligations hereunder to any third party, unless the prior written consent of the Sole Corporation is obtained.

11.7.

Severability. If any provision under this Agreement is invalid or unenforceable due to inconsistency with relevant laws, such provision shall be invalid or unenforceable only within the jurisdiction of the relevant laws and shall not affect the legal effect of the remaining provisions of this Agreement.

11.8.

Waiver. Either party hereto may waive the terms and conditions of this Agreement. However, such waiver shall not be effective unless made in writing and signed by the parties hereto. Any waiver by either party hereto of the default of the other party hereto under certain circumstance shall not be deemed as a waiver by such either party of the similar default of such other party under other circumstances.

11.9.

Amendment and Supplement. Any amendment and supplement to this Agreement shall be made in writing by the parties hereto. The amendments and supplements to this Agreement, which is duly signed by the parties hereto, shall constitute an integral part of this Agreement.

11.10.	Counterparts. This Agreement is written in Chinese and made in seven (7) originals, with each party hereto holding one (1) original.

(The remainder of this page is intentionally left blank)

IN FAITH AND TESTIMONY WHEREOF, the parties hereto have signed this Agreement as of the date written above.

Sole Corporation: Meili Auto (Beijing) Internet Technology Co., Ltd.	Domestically-funded Company: Beijing Feima Changyou Information Technology Co., Ltd.

Signature: [Seal]	Signature: [Seal]

Name:	Name:

Title	Title

Existing Shareholder: Zheng Weixi	Existing Shareholder: Zhang Qiuhong

Signature: /s/ Zheng Weixi	Signature: /s/ Zhang Qiuhong

Signature Page of Exclusive Option Agreement